                                                                     EXHIBIT 4.3







                                KRAFT FOODS INC.


                                       and


                           __________________________,
                                as Warrant Agent



                        FORM OF DEBT WARRANT AGREEMENT*


                        Dated as of ______________, 20__







___________________________
       * Options represented by bracketed or blank sections herein shall be determined in conformity with the terms of the applicable prospectus supplement, terms agreement or term sheet.

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                     ISSUANCE OF WARRANTS AND EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

Section 1.01.     Issuance of Warrants .........................................................................1
Section 1.02.     Form and Execution of Warrant Certificates ...................................................1
Section 1.03.     Issuance and Delivery of Warrant Certificates ................................................2
Section 1.04.     Temporary Warrant Certificates ...............................................................2
Section 1.05.     Payment of Taxes .............................................................................3
Section 1.06.     Definition of Holder .........................................................................3

                                                    ARTICLE II

                                 WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.01.     Warrant Price ................................................................................3
Section 2.02.     Duration of Warrants .........................................................................4
Section 2.03.     Exercise of Warrants .........................................................................4

                                                    ARTICLE III

                      OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

Section 3.01.     No Rights as Holder of Warrant Securities Conferred by Warrants or Warrant Certificates ......5
Section 3.02.     Lost, Stolen, Destroyed or Mutilated Warrant Certificates ....................................5
Section 3.03.     Holder of Warrant Certificate May Enforce Rights .............................................6

                                                    ARTICLE IV

                                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

Section 4.01.     Warrant Register; Exchange and Transfer of Warrant Certificates ..............................6
Section 4.02.     Persons deemed Owners ........................................................................7
Section 4.03.     Cancellation of Warrant Certificates .........................................................7

                                                     ARTICLE V

                                           CONCERNING THE WARRANT AGENT

Section 5.01.     Warrant Agent ................................................................................7


                                                         i

                                                                                                             Page
                                                                                                             ----
Section 5.02.     Conditions of Warrant Agent's Obligations ....................................................8
Section 5.03.     Resignation and Appointment of Successor .....................................................9
Section 5.04.     Compliance With Applicable Laws .............................................................10
Section 5.05.     Office ......................................................................................10

                                                    ARTICLE VI

                                                   MISCELLANEOUS

Section 6.01.     Amendment ...................................................................................11
Section 6.02.     Notices and Demands to the Company and Warrant Agent ........................................11
Section 6.03.     Addresses ...................................................................................11
Section 6.04.     Applicable Law ..............................................................................11
Section 6.05.     Delivery of Prospectus ......................................................................11
Section 6.06.     Government Approvals ........................................................................11
Section 6.07.     Persons Having Rights under Warrant Agreement ...............................................12
Section 6.08.     Headings ....................................................................................12
Section 6.09.     Counterparts ................................................................................12
Section 6.10.     Inspection of Agreement .....................................................................12





                                                        ii

     THIS WARRANT AGREEMENT, dated as of ____________, 20__, between Kraft Foods Inc., a Virginia corporation (the "Company"), and _________________, a __________________ organized and existing under the laws of _________, as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company has entered into an Indenture, dated as of __________, 2001 (the "Indenture"), with The Chase Manhattan Bank, as trustee (the "Trustee") providing for the issuance by the Company from time to time of its unsecured debt securities (the "Securities"), to be issued in one or more series as provided in the Indenture; and

     WHEREAS, the Company proposes to issue [If Offered Securities with Warrants -- [TITLE OF DEBT SECURITIES BEING OFFERED] (the "Offered Securities") with] warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase [TITLE OF DEBT SECURITIES PURCHASABLE THROUGH EXERCISE OF WARRANTS] (the "Warrant Securities"); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                       ISSUANCE OF WARRANTS AND EXECUTION
                      AND DELIVERY OF WARRANT CERTIFICATES

     Section 1.01. Issuance of Warrants. [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Securities with Warrants -- Warrant Certificates shall be [initially] issued in units with the Offered Securities and shall [not] be separately transferable [before ____________, 20__ (the "Detachable Date")]. Each Warrant Certificate included in each such unit shall evidence an aggregate of _______ Warrants for each [SPECIFY CURRENCY OR CURRENCY UNIT] __________ principal amount of Offered Securities included in such unit.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Securities in the principal amount of [SPECIFY CURRENCY OR CURRENCY UNIT] ______.

     Section 1.02. Form and Execution of Warrant Certificates. (a) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date it is countersigned by the Warrant Agent and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage, as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval).

     (b) The Warrant Certificates shall be signed on behalf of the Company by a Chief Executive Officer, its General Counsel or its Chief Financial Officer under its corporate seal and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     (c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

     Section 1.03. Issuance and Delivery of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding [SPECIFY CURRENCY OR CURRENCY UNIT] _____ aggregate principal amount of Warrant Securities (except as provided in Sections 1.04, 2.03(d), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to [SPECIFY CURRENCY OR CURRENCY UNIT] _____ aggregate principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer as hereinafter provided or as provided in Section 2.03(d).

     Section 1.04. Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ____________], without charge to the Holder (as defined in Section 1.06 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     Section 1.05. Payment of Taxes. The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

     Section 1.06. Definition of Holder. The term "Holder" or "Holders", as used herein with reference to a Warrant Certificate, shall mean [If Warrants alone -- the person or persons in whose name such Warrant Certificate shall then be registered as set forth in the Warrant Register to be maintained by the Warrant Agent pursuant to Section 4.01 for that purpose], [If Offered Securities with Warrants -- [and Warrants that are not then detachable,] the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register to be maintained by the Trustee for such Offered Securities pursuant to the Indenture[, prior to the Detachable Date]. The Company will, or will cause the security registrar of any such Offered Securities to make available to the Warrant Agent at all times [including on and after the Detachable Date] such current information as to Holders of Offered Securities.]

                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     Section 2.01. Warrant Price. During the period from ___________, 20__ through and including ___________, 20__, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Securities stated in the Warrant Certificate at the exercise price of ___% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Securities] [plus accrued interest, if any, from and including the most recent date to which interest shall have been paid on the Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from and including ___________, 20__]. During the period from and including ___________, 20__
through and including ___________, 20__, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the

Company the principal amount of Warrant Securities stated in the Warrant Certificate at the exercise price of __% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Securities] [ plus accrued interest, if any, from and including the most recent date to which interest shall have been paid on the Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from and including ___________, 20__]. [In each case, the original issue discount ([SPECIFY CURRENCY OR CURRENCY UNIT] ________ for each [SPECIFY CURRENCY OR CURRENCY UNIT] 1,000 principal amount of Warrant Securities) will be amortized at a __% annual rate, computed on a[n] [semi-] annual basis [using a 360-day year consisting of twelve 30-day months].] Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

     Section 2.02. Duration of Warrants. Each Warrant evidenced by a Warrant Certificate may be exercised in whole at any time, as specified herein, on or after [the date thereof] [____________, 20__] and at or before 5:00 p.m., New York City time on ___________, 20__ (the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m., New York City time on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease, provided that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the Expiration Date of the Warrants for such periods of time as it chooses. Whenever the Expiration Date of the Warrants is so extended, the Company shall at least 20 days prior to the then Expiration Date cause to be mailed to the Warrant Agent and the registered Holders of the Warrants a notice stating that the Expiration Date has been extended and setting forth the new Expiration Date.

     Section 2.03. Exercise of Warrants. (a) The Holder of a Warrant shall have the right, at its option, to exercise such Warrant and, subject to subsection
(e) of this Section 2.03, purchase the principal amount of Warrant Securities provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Warrant Certificate evidencing such Warrant. Except as may be provided in a Warrant Certificate, a Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Warrant Certificate, by duly executing and delivering the same, together with payment in full of the Exercise Price in lawful money of the [JURISDICTION OF CURRENCY OR CURRENCY UNIT], in cash or by certified or official bank check or by bank wire transfer, to the Warrant Agent. Except as may be provided in a Warrant Certificate, the date on which such Warrant Certificate and payment are received by the Warrant Agent as aforesaid shall be deemed to be the date on which the Warrant is exercised and the Warrant Securities are issued.

     (b) The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone by 5:00 p.m., New York City time, of each day on which a payment for Warrants is received of the amount so deposited in its account. The Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

     (c) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised, (ii) the instructions of each Holder with respect to delivery of the Warrant Securities to which such Holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require. Such notice may be given by telephone to be promptly confirmed by the Warrant Agent in writing to the Company.

     (d) As soon as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of a Holder, the Warrant Securities to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall authenticate and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

     (e) The Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue any Warrant Securities (and the Holder's purchase of the Warrant Securities upon the exercise of such Holder's Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                    RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     Section 3.01. No Rights as Holder of Warrant Securities Conferred by Warrants or Warrant Certificates. No Warrant or Warrant Certificate shall entitle the Holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, or premium, if any, or interest, if any, on Warrant Securities or to enforce any of the covenants in the Indenture.

     Section 3.02. Lost, Stolen, Destroyed or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity (other than in connection with any mutilated Warrant Certificate surrendered to the Warrant Agent for cancellation) reasonably satisfactory to them, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall authenticate and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant

Certificate shall represent a contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Certificates.

     Section 3.03. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, a Holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the Holder of any Warrant Securities or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, its right to exercise its Warrant or Warrants in the manner provided in its Warrant Certificate and in this Agreement.

                                   ARTICLE IV

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

     Section 4.01. Warrant Register; Exchange and Transfer of Warrant Certificates. (a) The Warrant Agent shall maintain, at its corporate trust office [or at _________], a register (the "Warrant Register") in which, [If Warrants alone -- upon the issuance of Warrants,] [If Offered Securities with Warrants -- on and after the Detachable Date in the case of Warrants not separately transferable prior thereto,] and, subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof. The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     (b) [If Offered Securities with Warrants which are not immediately detachable -- Prior to the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. Additionally, on or prior to the Detachable Date, each transfer of an Offered Security on the register of the Offered Securities shall operate also to transfer the Warrant Certificate or Certificates to which such Offered Security was initially attached. After the Detachable Date, upon] [If Offered Securities with Warrants which are immediately detachable or Warrants alone -- Upon] surrender at the corporate trust office of the Warrant Agent [or _________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer an authorized officer of the Warrant Agent shall authenticate and deliver to the person or persons entitled thereto a

Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or registration of transfer.

     Section 4.02. Persons deemed Owners. [If Offered Securities with Warrants which are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date, and prior to due presentment of a Warrant Certificate for registration of transfer, the Company,] the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section 4.03. Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificates shall be issued hereunder in exchange or in lieu thereof. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

     Section 5.01. Warrant Agent. The Company hereby appoints __________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein, and ____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

     (a) Compensation and Indemnification. The Company agrees promptly to pay
         --------------------------------
the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the cost and expense of defending against any claim of such liability.

     (b) Agent for the Company. In acting under this Warrant Agreement and in
         ---------------------
connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Holders.

     (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it,
         -------
and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d) Documents. The Warrant Agent shall be protected and shall incur no
         ---------
liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Warrant Agent, and any of its officers,
         --------------------
directors and employees, may become the owner of or acquire any interest in any Warrant, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company, and the Warrant Agent may serve on, or as depository, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.

     (f) No Liability for Interest. The Warrant Agent shall not be liable for
         -------------------------
interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

     (g) No Liability for Invalidity. The Warrant Agent shall not incur
         ---------------------------
liability with respect to the validity of this Agreement (except as to the due execution hereof by the

Warrant Agent) or any Warrant Certificate (except as to the Warrant Agent's countersignature on such Warrant Certificate).

     (h) No Responsibility for Company Representations. The Warrant Agent shall
         ---------------------------------------------
not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or in the Warrant Certificates (except as to the Warrant Agent's countersignature on such Warrant Certificate) all of which recitals and representations are made solely by the Company.

     (i) No Implied Obligations. The Warrant Agent shall be obligated to perform
         ----------------------
only such duties as are specifically set forth herein and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof to make any demand upon the Company.

     Section 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Holders of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which such resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given, unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian for all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian for it or for all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, the Warrant Register and all monies, securities and other property on deposit with or held by such predecessor (together with any books and records relating thereto), as Warrant Agent hereunder.

     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, provided that such corporation shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper, the giving of any notice to Holders or any further act on the part of the parties hereto.

     Section 5.04. Compliance With Applicable Laws. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Warrant Agreement and in connection with the Warrants, including, without limitation, the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including, without limitation, any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

     Section 5.05. Office. The Company will maintain an office or agency where Warrant Certificates may be presented for exchange, transfer or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at _____________.

                                   ARTICLE VI

                                  MISCELLANEOUS


     Section 6.01. Amendment. (a) This Agreement may be amended or supplemented by the parties hereto, without the approval or consent of any Holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders.

     (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates, with the consent of the Holders holding not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Exercise Price, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of the number of outstanding Warrants the consent of the Holders of which is required for modification or amendment of this Agreement or the Warrant Certificates may be made without the consent of each Holder affected thereby.

     Section 6.02. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by a Holder pursuant to the provisions of this Agreement or a Warrant Certificate, the Warrant Agent shall promptly forward such notice or demand to the Company.

     Section 6.03. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to _______________
Attention: _____________, and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093, Attention: ____________(or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     Section 6.04. Applicable Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 6.05. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of any Warrant (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

     Section 6.06. Government Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and will make all filings under federal and state securities laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants.

     Section 6.07. Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

     Section 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 6.10. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by any Holder. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection prior to making such copy available.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        KRAFT FOODS INC.
Attest:

                                        By ______________________________
_______________________                      Name:
                                             Title:


                                             ______________________________,
                                             as Warrant Agent


Attest:                                 By ______________________________
                                             Name:
                                             Title:
_______________________

                                                                       Exhibit A


                          (FORM OF WARRANT CERTIFICATE)

                          [Face of Warrant Certificate]

FORM OF LEGEND IF OFFERED        [Prior to _______________, this Warrant
SECURITIES WITH WARRANTS WHICH   Certificate may be exchanged or transferred if
ARE NOT IMMEDIATELY DETACHABLE:  and only if the [Title of Warrant Securities]
                                 to which it was initially attached is so exchanged or transferred.]

FORM OF LEGEND IF WARRANTS ARE   [Prior to __________, Warrants evidenced by
NOT IMMEDIATELY EXERCISABLE:     this Warrant Certificate cannot be exercised.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN.

        VOID AFTER 5:00 P.M., NEW YORK CITY TIME ON ____________, 20___.

                                KRAFT FOODS INC.

                              WARRANTS TO PURCHASE
                          [Title of Warrant Securities]
No. ____________                                           ____________ Warrants

     This certifies that ____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after 5:00 p.m., New York City time on ________, 20____ and] on or before 5:00 p.m., New York City time on ___________, 20__, [SPECIFY CURRENCY OR CURRENCY UNIT] ____________ principal amount of [Title of Warrant Securities] (the "Warrant Securities"), of Kraft Foods Inc. (the "Company"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis: [on _______, 20___ the exercise price of each Warrant is [SPECIFY CURRENCY OR CURRENCY UNIT] _________; during the period from ____________, 20__ through and including _______, 20___, the exercise price of each Warrant will be [SPECIFY CURRENCY OR CURRENCY UNIT] __________ plus [accrued amortization of the original issue discount] [accrued interest from and including the most recent date to which interest shall have been paid on the Warrant Securities, or, if no interest shall have been paid on the Warrant Securities, from and including ______, 20___]; on ______, 20___ the exercise price of each Warrant will be [SPECIFY CURRENCY OR CURRENCY UNIT] __________; during the period from ______, 20___, through and including ______, 20___, the exercise price of each Warrant will be [SPECIFY CURRENCY OR CURRENCY UNIT] __________ plus [accrued amortization of the original issue discount] [accrued interest from and including the most recent date to which interest shall have been paid on the Warrant Securities, or, if no interest shall have been paid on the Warrant Securities, from and including ______, 20___]; [in each case, the original issue discount will be amortized at an annual rate, computed on an annual basis, using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each [SPECIFY CURRENCY OR CURRENCY UNIT] 1,000 principal amount of Warrant Securities is [SPECIFY CURRENCY OR CURRENCY UNIT] __________.] The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, [in lawful money of [JURISDICTION OF CURRENCY OR CURRENCY UNIT,]] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of [SPECIFY CURRENCY OR CURRENCY UNIT] __________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ______, 20___ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ____________].

     The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture date as of ______, 2001 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (The Chase Manhattan Bank, and any successor to such Trustee being hereinafter referred to as the "Trustee"), and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Securities are on file at the corporate office of the Trustee [and at ____________].

     [If Offered Securities with Warrants which are not immediately detachable--Prior to ______, 20___, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, transfer of this] [If Offered Securities with Warrants which are immediately detachable or Warrants alone -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or ______] by the registered owner or assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

[If Offered Securities with Warrants which are not immediately detachable--Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable or Warrants alone -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates in other denominations representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of and premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ______, 20___

                                                KRAFT FOODS INC.


                                                By _____________________________
                                                    Name:
                                                    Title:

Attest:



________________________________

Countersigned:


________________________________,
as Warrant Agent



By _____________________________
        Authorized Signature

                        [Reverse of Warrant Certificate]

                      Instructions for Exercise of Warrant

     To exercise the Warrants evidenced hereby, the holder must pay [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department, [insert address of Warrant Agent], Attn: [or ____________], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by registered mail to the Warrant Agent at the addresses set forth below.



                               [Form of Exercise]

                     To Be Executed Upon Exercise of Warrant

     The undersigned hereby irrevocably elects to exercise _____ Warrants, evidenced by this Warrant Certificate, to purchase [SPECIFY CURRENCY OR CURRENCY UNIT] __________ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of Kraft Foods Inc. and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds to the order of Kraft Foods Inc., c/o [insert name and address of Warrant Agent] in the amount of [SPECIFY CURRENCY OR CURRENCY UNIT] __________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

     If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                                         Name ____________________________
                                                        (Please Print)


_________________________________              Address _________________________
(Insert Social Security or other
Identifying Number of Holder)                  _________________________________



                                               Signature _______________________
                                               (Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of this
                                               Warrant Certificate and must
                                               bear a signature guarantee by
                                               a bank, trust company or
                                               member broker of the New York,
                                               the American, Midwest or
                                               Pacific Stock Exchange.)



 The Warrants evidenced hereby may be exercised at the following addresses:

                  By hand at ___________________________________


                  By mail at ___________________________________


     [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants--complete as appropriate.]

Signature Guaranteed:



______________________________________

                                   Assignment
              (Form of Assignment To Be Executed if Holder Desires
                     To Transfer Warrants Evidenced Hereby)

   FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
               (Please print name and address including zip code)


                                          (Please insert social security
                                          or other identifying number)



--------------------------------------------------------------------------------
the Warrants represented by the within Warrant Certificate and does hereby
irrevocably constitute and appoint           Attorney, to transfer said Warrant
Certificate on the books of the Warrant Agent with full power of substitution in the premises.



Dated:                                  Signature ______________________________
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of this
                                        Warrant Certificate and must bear
                                        a signature guarantee by a bank,
                                        trust company or member broker of
                                        the New York, the American,
                                        Midwest or Pacific Stock
                                        Exchange.)


Signature Guaranteed:



_________________________________